UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tarsus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4717861
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15440 Laguna Canyon Road, Suite 160, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249076

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of Tarsus Pharmaceuticals, Inc. (the “Registrant”) common stock, par value $0.0001 per share (the “Common Stock”), to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-249076) as originally filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2020, under the Securities Act of 1933, as amended (the “Securities Act”), including exhibits and any subsequent amendments thereto (the “Registration Statement”), which information is hereby incorporated by reference. The description of the Common Stock included in any form of prospectus that constitutes part of the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 9, 2020

TARSUS PHARMACEUTICALS, INC.

By:	/s/ Bobak Azamian
Bobak Azamian, M.D., Ph.D.
President and Chief Executive Officer Principal Executive Officer